UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 2, 2011

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS (Address of principal executive offices)		75662 (Zip code)

Registrant’s telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

    On March 2, 2011, Martin Midstream Partners L.P. (the “Partnership”) issued a press release reporting its financial results for the quarter and year ended December 31, 2010.

    A copy of the press release is furnished as Exhibit 99.1 to this Current Report and will be published on the Partnership’s website at www.martinmidstream.com. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”).

    As previously reported, on March 3, 2011, at 8:00 a.m. Central Time, the Partnership will hold an investors’ conference call to discuss the Partnership’s financial results for the fourth quarter and year ended December 31, 2010. The supplemental financial data, including certain non-generally accepted accounting principle financial measures, that will be discussed during the investors’ conference call is included in the above referenced press release.

Item 9.01.	Financial Statements and Exhibits.

      (d)  Exhibits

    In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

Exhibit
Number	Description
99.1	Press release dated March 2, 2011.

 1

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: March 2, 2011	By: /s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

 2

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release dated March 2, 2011.

 3

Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2010 FOURTH QUARTER
 AND ANNUAL FINANCIAL RESULTS

KILGORE, Texas, March 2, 2011/GlobeNewswire/ -- Martin Midstream Partners L.P. (NASDAQ: MMLP) (the “Partnership”) announced today its financial results for the fourth quarter and year ended December 31, 2010.

The Partnership reported net income for the fourth quarter of 2010 of $6.5 million, or $0.30 per limited partner unit. This compared to net income for the fourth quarter of 2009 of $2.0 million, or $.15 per limited partner unit. Revenues for the fourth quarter of 2010 were $262.1 million compared to $200.9 million for the fourth quarter of 2009.  Fourth quarter 2010 net income was negatively impacted by a $4.0 million, or $0.23 per limited partner unit, non-cash derivatives loss from certain commodity and interest rate swaps that are not accounted for using hedge accounting.  Fourth quarter 2009 net income was negatively impacted by a $0.2 million, or $0.01 per limited partner unit, non-cash derivatives loss from certain commodity and interest rate swaps that are not accounted for using hedge accounting.

The Partnership reported net income for the year ended December 31, 2010 of $16.0 million, or $0.63 per limited partner unit.  This compared to net income for the year ended December 31, 2009 of $22.2 million, or $1.17 per limited partner unit.  Revenues for the year ended December 31, 2010 were $912.1 million, compared to revenues of $662.3 million for the year ended December 31, 2009.  Net income for the year ended December 31, 2010 was negatively impacted by $4.2 million, or $0.24 per limited partner unit, due to the payment of fees for the early extinguishment of interest rate swaps in the first quarter 2010 ($3.8 million) and of non-cash derivatives losses from certain commodity and interest rate swaps that are not accounted for using hedge accounting ($0.4 million). Net income for the year ended December 31, 2009 was negatively impacted by $2.5 million, or $0.15 per limited partner unit, of non-cash derivatives losses from certain commodity and interest rate swaps that are not accounted for using hedge accounting.  Net income for the year ended December 31, 2009 was positively impacted by $6.0 million, or $0.41 per limited partner unit, of gains from the sale of property, plant and equipment ($5.0 million) and on the involuntary conversion of property, plant and equipment ($1.0 million) resulting from Hurricanes Gustav and Ike.

The Partnership’s distributable cash flow for the three months ended December 31, 2010 was $22.2 million and for the year ended December 31, 2010 was $65.5 million.  Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.”  The Partnership has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership, said “I am pleased with the Partnership’s fourth quarter and year end 2010 performance.  The fourth quarter 2010 was our best quarter during the year in terms of cash flow generation as we achieved a strong distribution coverage ratio of 1.53 times.  That put us in a position to increase our most recent distribution to unitholders for the first time in nine quarters.  Further, for the year ended 2010, all four of our operating segments met or exceeded planned performance giving us a solid distribution coverage ratio of 1.16 times.

During the fourth quarter, our sulfur services segment rebounded from the seasonal weakness we typically see in the third quarter.  We saw sulfur experience a solid pricing recovery based on high demand across agricultural markets both foreign and domestic.  We expect this demand for our sulfur and sulfur-based fertilizer products to remain strong into 2011.  Our Marine Transportation segment was also strong during the fourth quarter.  Our inland fleet continues to operate near full utilization; and day rate pricing for certain products we move has recently increased.  Given the current condition of the oil refining business we feel good about our inland fleet for 2011.  On the offshore side, our work on the Macondo disaster recovery is now complete and thus we have two offshore vessels that will seek opportunities in the spot market.

Looking forward, several organic growth initiatives combined with some additional contracting have us well positioned for 2011.  Specifically, we expect that planned growth in our Natural Gas Services and our Sulfur Services segments will increase distributable cash flow this year.  Also, we recently added incremental fee-based contracts for our prilling capacity within our Sulfur Services segment and renegotiated a contract with a significant sulfur buyer to reduce our exposure to price fluctuation as we continue to achieve our long-stated goal of becoming a more fee-based Partnership.  Finally, as previously disclosed, low cost multiple growth projects are underway at our Cross lubricant processing facility that will be completed during calendar 2012.”

Due to FASB ASC 850, the Partnership is required to account for the Cross Oil asset contribution as a transfer of net assets between entities under common control.  As such, the revenues, earnings and distributable cash flow data for periods prior to the November 2009 contribution date as set forth above and elsewhere herein require adjustment to be viewed on a comparable year over year basis.  Before giving effect to the Cross transaction, revenue for the year ended December 31, 2009 would have been $633.8 million, compared to revenues of $1.2 billion for the year ended December 31, 2008.  Additionally, net income for the year ended December 31, 2009 would have been $20.5 million compared to net income of $42.8 million for the year ended December 31, 2008.  Finally, distributable cash flow for the year ended December 31, 2009 would have been $49.4 million.  For a more detailed reconciliation of the Cross asset acquisition, please refer to Item 6. Selected Financial Data in our Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 2, 2011.

Included with this press release are the Partnership’s consolidated financial statements as of and for the quarter and year ended December 31, 2010 and certain prior periods.  These financial statements should be read in conjunction with the information contained in the Partnership’s Annual Report on Form 10-K, filed with the SEC on March 2, 2011.

Investors’ Conference Call

An investor’s conference call to review the fourth quarter and year end results will be held on Thursday,  March 3, 2011, at 8:00 a.m. Central Time.  The conference call can be accessed by calling (877) 878-2695.  An audio replay of the conference call will be available by calling (800) 642-1687 from 11:00 a.m. Central Time on March 3, 2011 through 10:59 p.m. Central Time on March 17, 2011.  The access codes for the conference call and the audio replay are as follows:  Conference ID No. 39490604.  The audio replay of the conference call will also be archived on the Partnership’s website at www.martinmidstream.com.

About Martin Midstream Partners LP

Martin Midstream Partners LP is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; sulfur and sulfur-based products processing, manufacturing, and distribution; and marine transportation services for petroleum products and by-products.

Additional information concerning the Partnership is available on the Partnership’s website at www.martinmidstream.com.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements.  While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors.  A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the SEC.  The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership reports its financial results in accordance with United States generally accepted accounting principles (GAAP).  However, from time to time, the Partnership uses certain non-GAAP financial measures such as distributable cash flow because the Partnership’s management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of the Partnership’s cash available to pay distributions.  Distributable cash flow should not be considered an alternative to cash flow from operating activities or any other measure of financial performance in accordance with GAAP.  Distributable cash flow is not intended to represent cash flows for the period, nor is it presented as an alternative to income from continuing operations. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the SEC.  Accordingly, the Partnership has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.

The Partnership has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. The Partnership calculates distributable cash flow as follows: net income (as reported in statements of operations), plus depreciation and amortization, amortization of debt discount, and amortization of deferred debt issue costs (as reported in statements of cash flows), plus (less) deferred income taxes (as reported in statements of cash flows), plus costs related to the early extinguishment of interest rate swaps (as reported under the caption “Long-Term Debt and Capital Leases” in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011), plus distribution equivalents from unconsolidated entities (as described below), plus (less) invested cash in unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in statements of operations), plus non-cash mark-to-market on derivatives (as reported in statements of cash flows), less maintenance capital expenditures (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011), plus (less) gain/(loss) on disposition or sale of property, plant and equipment (as reported in statements of cash flows), less payments for plant turn around costs (as reported in statements of cash flows),  plus unit-based compensation (as reported in statements of changes in capital).

The Partnership’s distribution equivalents from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in statements of cash flows), plus return of investments from unconsolidated entities (as reported in statements of cash flows), plus distributions in-kind from unconsolidated entities (as reported in statements of cash flows).  For the quarter ended December 31, 2010, the Partnership’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $0.1 million and $3.0 million, respectively.  For the year ended December 31, 2010, the Partnership’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.0 million, $2.5 million and $10.5 million, respectively.

The Partnership’s invested cash in unconsolidated entities is calculated as distributions from (contributions to) unconsolidated entities for operations (as reported in statements of cash flows), plus expansion capital expenditures in unconsolidated entities (as reported under the caption “Liquidity and Capital Resources” in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011). For the quarter ended December 31, 2010, the Partnership’s distributions from (contributions to) unconsolidated entities for operations and capital expenditures in unconsolidated entities were $(1.4) million and $1.2 million, respectively.  For the year ended December 31, 2010, the Partnership’s distributions from (contributions to) unconsolidated entities for operations and capital expenditures in unconsolidated entities were $(0.7) million and $3.2 million, respectively.

Contact:   Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Partnership’s general partner at (903) 983-6200.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2009
	(Dollars in thousands)
Assets

Cash	$11,380	$5,956
Accounts and other receivables, less allowance for doubtful accounts of $2,528 and $481, respectively	95,276	77,413
Product exchange receivables	9,099	4,132
Inventories	52,616	35,510
Due from affiliates	6,437	3,051
Fair value of derivatives	2,142	1,872
Other current assets	2,784	1,340
Total current assets	179,734	129,274

Property, plant and equipment, at cost	632,456	584,036
Accumulated depreciation	(200,276)	(162,121)
Property, plant and equipment, net	432,180	421,915

Goodwill	37,268	37,268
Investment in unconsolidated entities	98,217	80,582
Debt issuance costs, net	13,497	10,780
Other assets	24,582	6,120
	$785,478	$685,939
Liabilities and Partners’ Capital

Current installments of long-term debt and capital lease obligations	$1,121	$111
Trade and other accounts payable	82,837	71,911
Product exchange payables	22,353	7,986
Due to affiliates	6,957	13,810
Income taxes payable	811	454
Fair value of derivatives	282	7,227
Other accrued liabilities	10,034	5,000
Total current liabilities	124,395	106,499

Long-term debt and capital leases, less current maturities	372,862	304,372
Deferred income taxes	8,213	8,628
Fair value of derivatives	4,100	—
Other long-term obligations	1,102	1,489
Total liabilities	510,672	420,988

Partners’ capital	273,387	267,027
Accumulated other comprehensive loss	1,419	(2,076)
Total partners’ capital	274,806	264,951
Commitments and contingencies
	$785,478	$685,939

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011.

.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2010	2009	2008
	(Dollars in thousands, except per unit amounts)
Revenues:
Terminalling and storage *	$67,117	$69,710	$68,552
Marine transportation *	77,642	68,480	76,349
Product sales: *
Natural gas services	554,482	408,982	679,375
Sulfur services	165,078	79,629	371,949
Terminalling and storage	47,799	35,584	50,219
	767,359	524,195	1,101,543
Total revenues	912,118	662,385	1,246,444

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	527,232	382,542	657,662
Sulfur services *	122,121	43,386	313,143
Terminalling and storage	44,549	31,331	42,721
	693,902	457,259	1,013,526
Expenses:
Operating expenses *	116,402	117,438	126,808
Selling, general and administrative *	21,118	19,775	19,062
Depreciation and amortization	40,656	39,506	34,893
Total costs and expenses	872,078	633,978	1,194,289
Other operating income	136	6,013	209
Operating income	40,176	34,420	52,364

Other income (expense):
Equity in earnings of unconsolidated entities	9,792	7,044	13,224
Interest expense	(33,716)	(18,995)	(21,433)
Other, net	287	326	801
Total other income (expense)	(23,637)	(11,625)	(7,408)
Net income before taxes	16,539	22,795	44,956
Income tax benefit (expense)	(517)	(592)	(1,398)
Net income	$16,022	$22,203	$43,558

General partner’s interest in net income¹	$3,869	$3,249	$3,301
Limited partners’ interest in net income¹	$11,045	$17,179	$39,509

Net income per limited partner unit - basic and diluted	$0.63	$1.17	$2.72
Weighted average limited partner units - basic	17,525,089	14,680,807	14,529,826
Weighted average limited partner units - diluted	17,525,989	14,684,775	14,534,722

¹ General and limited partner’s interest in net income includes net income attributable to the Cross assets since the date of the acquisition noted above.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011.

*Related Party Transactions Included Above
Revenues:
Terminalling and storage	$46,823	$19,998	$18,362
Marine transportation	28,194	19,370	24,956
Product Sales	14,998	5,838	26,704
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	79,321	56,914	92,322
Sulfur services	16,061	12,583	13,282
Expenses:
Operating expenses	49,286	37,284	37,661
Selling, general and administrative	10,918	7,162	6,284

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL
For the years ended December 31, 2010, 2009 and 2008

	Partners’ Capital
	Parent Net	Common		Subordinated		General Partner	Accumulated Comprehensive Income
	Investment	Units	Amount	Units	Amount	Amount	Amount	Total
	(Dollars in thousands)

Balances – December 31, 2007	$10,917	12,837,480	$244,520	1,701,346	$(6,022)	$4,112	$(6,762)	$246,765

Net Income	748	—	34,978	—	4,531	3,301	—	43,558

Cash distributions ($2.91 per unit)	—	—	(37,357)	—	(4,951)	(3,409)	—	(45,717)

Conversion of subordinated units to common units	—	850,672	(2,754)	(850,672)	2,754	—	—	—

Unit-based compensation	—	3,000	39	—	—	—	—	39

Purchase of treasury units		(3,000)	(93)	—	—	—	—	(93)

Adjustment in fair value of derivatives	—	—	—	—	—	—	1,827	1,827

Balances – December 31, 2008	$11,665	13,688,152	$239,333	850,674	$(3,688)	$4,004	$(4,935)	$246,379

Net Income	1,664	—	16,310	—	980	3,249	—	22,203

General partner contribution	—	—	—	—	—	1,324	—	1,324

Units issued in connection with Cross acquisition		804,721	16,523	889,444	16,434	—	—	32,957

Recognition of beneficial conversion feature	—	—	(111)	—	111	—	—	—

Issuance of common units	—	714,285	20,000	—	—	—	—	20,000

Cash distributions ($3.00 per unit)	—	—	(41,064)	—	(2,552)	(3,846)	—	(47,462)

Conversion of subordinated units to common units	—	850,674	(5,328)	(850,674)	5,328	—	—	—

Unit-based compensation	—	3,000	98	—	—	—	—	98

Purchase of treasury units	—	(3,000)	(78)	—	—	—	—	(78)

Contributions to parent	(13,329)	—	—	—	—	—	—	(13,329)

Adjustment in fair value of derivatives	—	—	—	—	—	—	2,859	2,859

Balances – December 31, 2009	$—	16,057,832	$245,683	889,444	$16,613	$4,731	$(2,076)	$264,951

Net Income	—	—	12,151	—	—	3,871	—	16,022

Recognition of beneficial conversion feature	—	—	(1,108)	—	1,108	—	—	—

Follow-on public offerings	—	2,650,000	78,600	—	—	—	—	78,600

Redemption of common units	—	(1,000,000)	(28,070)	—	—	—	—	(28,070)

General partner contribution	—	—	—	—	—	1,089	—	1,089

Distributions to parent	—	—	(4,590)	—	—	—	—	(4,590)

Cash distributions ($3.00 per unit)	—	—	(51,886)	—	—	(4,810)	—	(56,696)

Unit-based compensation	—	3,500	113	—	—	—	—	113

Purchase of treasury units	—	(3,500)	(108)	—	—	—	—	(108)

Adjustment in fair value of derivatives	—	—	—	—	—	—	3,495	3,495

Balances – December 31, 2010	$—	17,707,832	$250,785	889,444	$17,721	$4,881	$1,419	$274,806

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
 (Dollars in thousands)

	Year Ended December 31,
	2010	2009	2008
	(Dollars in thousands)
Net income	$16,022	$22,203	$43,558
Changes in fair values of commodity cash flow hedges	143	14	4,219
Commodity cash flow hedging (gains) losses reclassified to earnings	(617)	(2,646)	3,043
Changes in fair value of interest rate cash flow hedges	(241)	(1,854)	(5,435)
Interest rate cash flow hedging losses reclassified to earnings	4,210	7,345	—

Comprehensive income	$19,517	$25,062	$45,385

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2010	2009	2008
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$16,022	$22,203	$43,558

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,656	39,506	34,895
Amortization of deferred debt issue costs	4,814	1,689	1,120
Amortization of discount on notes payable	269	—	—
Deferred income taxes	(415)	294	2,442
Gain on disposition or sale of property, plant, and equipment	(136)	(4,996)	(131)
Gain on involuntary conversion of property, plant, and equipment	—	(1,017)	(65)
Equity in earnings of unconsolidated entities	(9,792)	(7,044)	(13,224)
Distributions from unconsolidated entities	—	650	500
Distribution in-kind from unconsolidated entities	10,545	5,826	9,725
Non-cash mark-to-market on derivatives	380	2,526	(2,327)
Other	113	98	39
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	(17,863)	(10,471)	19,753
Product exchange receivables	(4,967)	2,792	3,988
Inventories	(17,106)	7,135	9,398
Due from affiliates	(3,386)	1,560	1,770
Other current assets	(1,444)	2,461	(992)
Trade and other accounts payable	10,918	(15,874)	(14,904)
Product exchange payables	14,366	(2,938)	(13,629)
Due to affiliates	(6,853)	4,133	5,966
Income taxes payable	357	569	(453)
Other accrued liabilities	5,382	871	101
Change in other non-current assets and liabilities	(4,342)	(2,381)	(1,190)
Net cash provided by operating activities	37,518	47,592	86,340

Cash flows from investing activities:
Payments for property, plant, and equipment	(17,907)	(35,846)	(101,450)
Acquisitions, net of cash acquired	(46,352)	(327)	(5,983)
Payments for plant turnaround costs	(1,090)	—	—
Proceeds from sale of property, plant, and equipment	2,419	19,445	463
Insurance proceeds from involuntary conversion of property, plant and equipment	—	2,224	1,503
Investments in unconsolidated entities	(20,110)	—	—
Return of investments from unconsolidated entities	2,470	877	1,225
(Contributions to) unconsolidated entities for operations	(748)	(1,048)	(2,379)
Net cash used in investing activities	(81,318)	(14,675)	(106,621)
Cash flows from financing activities:
Payments of long-term debt	(441,979)	(431,982)	(257,191)
Proceeds from long-term debt	503,856	433,700	327,170
Net proceeds from follow on public offering	78,600	—	—
General partner contribution	1,089	1,324	—
Redemption of common units	(28,070)	—	—
Contributions to parent	—	—	—
Purchase of treasury units	(108)	(78)	(93)
Proceeds from issuance of common units	—	20,000	—
Payments of debt issuance costs	(7,468)	(10,446)	(18)
Cash distributions paid	(56,696)	(47,462)	(45,717)
Net cash provided by (used in) financing activities	49,224	(34,944)	24,151

Net increase(decrease) in cash	5,424	(2,027)	3,870
Cash at beginning of period	5,956	7,983	4,113
Cash at end of period	$11,380	$5,956	$7,983

Supplemental schedule of non-cash investing and financing activities:
Purchase of assets under capital lease obligations	$—	$7,764	$—
Issuance of common and subordinated units in connection with Cross acquisition	$—	$32,957	$—
Purchase of assets under note payable	$7,354	$—	$—

 These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	4th Quarter	4th Quarter
	2010	2009
	(Dollars in thousands) (except per unit amounts) (Unaudited)
Revenues:
Terminalling and storage	$17,055	$16,039
Marine transportation	20,184	19,258
Product sales:
Natural gas services	156,627	140,233
Sulfur	51,133	18,600
Terminalling and storage	17,112	6,731
	224,872	165,564
Total revenues	262,111	200,861

Costs and expenses:
Cost of products sold:
Natural gas services	147,799	133,849
Sulfur	35,266	8,644
Terminalling and storage	15,778	5,773
	198,843	148,266
Expenses:
Operating expenses	30,088	32,790
Selling, general and administrative	6,468	6,023
Depreciation and amortization	10,590	10,250
Total costs and expenses	245,989	197,329
Other operating income (loss)	(314)	962
Operating income	15,808	4,494

Other income (expense):
Equity in earnings of unconsolidated entities	2,323	1,817
Interest expense	(11,468)	(5,408)
Other, net	170	(19)
Total other income (expense)	(8,975)	(3,610)

Income tax expense (benefit)	(293)	(1,072)

Net income	$6,540	$1,956

General partner’s interest in net income¹1	$1,037	$774
Limited partners’ interest in net income¹	$5,226	$2,342
Net income per limited partner unit — basic and diluted	$0.30	$0.15
Weighted average limited partner units	17,701,094	15,149,731

¹ General and limited partner’s interest in net income includes net income of the Cross assets since the date of the acquisition.

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership’s Annual Report on Form 10-K filed with the SEC on March 2, 2011.

DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

	Three Months Ended December 31, 2010	Year Ended December 31, 2010

Net income	$6,540	$16,022
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	10,590	40,656
Amortization of deferred debt issue costs	1,139	4,814
Amortization of discount on notes payable	88	269
Deferred income taxes	59	(415)
Early extinguishments of interest rate swaps	—	3,850
Distribution equivalents from unconsolidated entities¹	3,061	13,015
Invested cash in unconsolidated entities²	(154)	2,469
Equity in earnings of unconsolidated entities	(2,323)	(9,792)
Non-cash mark-to-market on derivatives	3,973	380
Maintenance capital expenditures	(1,181)	(4,653)
Payments for plant turnaround costs	—	(1,090)
Gain on disposition or sale of property, plant and equipment	314	(136)
Unit based compensation	48	113
Distributable cash flow	$22,154	$65,502

	Three Months Ended December 31, 2010	Year Ended December 31, 2010
¹Distribution equivalents from unconsolidated entities:
Distributions from unconsolidated entities	$—	$—
Return of investments from unconsolidated entities	40	2,470
Distributions in-kind from unconsolidated entities	3,021	10,545
Distribution equivalents from unconsolidated entities	$3,061	$13,015
²Invested cash in unconsolidated entities::
Distributions from (contributions to) unconsolidated entities for operations	$(1,377)	$(748)
Expansion capital expenditures in unconsolidated entities	1,223	3,217
Invested cash in unconsolidated entities	$(154)	$2,469